FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

SECOND Quarter 2024 RESULTS

DENVER--(August 7, 2024) — CSG (NASDAQ: CSGS) today reported results for the quarter ended June 30, 2024.

Exciting Customer Wins including Telenor Denmark, Telstra, One New Zealand & Lyse Norway

Raising 2024 Profitability and Non-GAAP EPS Guidance Targets; Reiterating All Others

Board of Directors Authorized Additional $100 Million Share Repurchase Program

Financial Results:

Second quarter 2024 financial results:

•
Total revenue was $290.3 million.
•
GAAP operating income was $25.4 million, or an operating margin of 8.8%, and non-GAAP operating income was $46.1 million, or a non-GAAP adjusted operating margin of 17.3%.
•
GAAP earnings per diluted share (EPS) was $0.48 and non-GAAP EPS was $1.02.
•
Cash flows from operations were $43.1 million, with non-GAAP free cash flow of $38.8 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.30 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the second quarter of 2024, CSG repurchased under its stock repurchase program, approximately 219,000 shares of its common stock for approximately $10 million.
•
In August, CSG’s Board of Directors increased the authorization under CSG’s existing Stock Repurchase Program by an additional $100 million.

Business Activities:

•
During the quarter, CSG closed two acquisitions at a total combined purchase price of approximately $33 million.

CSG Systems International, Inc.

August 7, 2024

“Team CSG delivered solid results in a challenging macroeconomic environment during the first half of 2024. With this backdrop, we are thrilled to raise our profitability and non-GAAP EPS guidance targets for the full year. Further, we are very excited to announce several important new logo sales wins and deal expansions, including with Telenor Denmark, One New Zealand (formerly Vodafone New Zealand), Lyse Norway, Telstra, and many others. We also achieved another high-water mark on our industry diversification strategy as 31% of our revenue now comes from bigger, faster growing industry verticals outside of the Communication Service Providers (“CSPs”) space versus only 7% of our revenue from these other industry verticals in 2017,” said Brian Shepherd, President and Chief Executive Officer of CSG. “From a financial perspective, we are excited that the new sales wins combined with our proven ability to expand CSG’s operating leverage will enable us to grow profitability and non-GAAP EPS even faster than expected when we started the year, which gives our Board of Directors the confidence to authorize an additional $100 million share repurchase plan on top of the $480 million we have returned to shareholders via dividends and share repurchases since 2020.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2024	2023	Percent Changed	2024	2023	Percent Changed
GAAP Results:
Revenue	$290,318	$286,327	1.4%	$585,453	$585,066	0.1%
Operating Income	25,420	28,206	(9.9%)	57,217	66,399	(13.8%)
Operating Margin Percentage	8.8%	9.9%		9.8%	11.3%
EPS	$0.48	$0.45	6.7%	$1.16	$1.14	1.8%
Non-GAAP Results:
Operating Income	$46,141	$42,950	7.4%	$91,009	$96,461	(5.7%)
Adjusted Operating Margin Percentage	17.3%	16.2%		17.0%	17.8%
EPS	$1.02	$0.80	27.5%	$2.02	$1.84	9.8%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2024 was $290.3 million, a 1.4% increase when compared to revenue of $286.3 million for the second quarter of 2023. The increase in revenue can be attributed to the continued growth of our SaaS and related solutions revenue in addition to the approximately $3 million of revenue generated from the acquired businesses which offset lower software and services revenue for the quarter.

GAAP operating income for the second quarter of 2024 was $25.4 million, or 8.8% of total revenue, compared to $28.2 million, or 9.9% of total revenue, for the second quarter of 2023. The decrease in operating income is mainly attributed to the $5 million increase in restructuring and reorganization charges in the second quarter of 2024 related to a reduction in CSG’s global workforce. This workforce reduction is part of initiatives to better align and allocate CSG’s resources to areas of the business where CSG has identified growth opportunities.

CSG Systems International, Inc.

August 7, 2024

GAAP EPS for the second quarter of 2024 was $0.48, compared to $0.45 for the second quarter of 2023, with the second quarter of 2024 benefiting primarily from a lower share count.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2024 was $46.1 million, or a non-GAAP adjusted operating margin of 17.3%, compared to $43.0 million, or a non-GAAP adjusted operating margin of 16.2% for the second quarter of 2023. The increase in non-GAAP operating income and non-GAAP adjusted operating margin can be primarily attributed to lower non-GAAP operating expenses.

Non-GAAP EPS for the second quarter of 2024 was $1.02 compared to $0.80 for the second quarter of 2023. The increase in non-GAAP EPS is mainly due to the higher non-GAAP operating income, discussed above, and the lower share count.

Balance Sheet and Cash Flows

Cash and cash equivalents as of June 30, 2024 were $110.4 million compared to $120.8 million as of March 31, 2024 and $186.3 million as of December 31, 2023. CSG had net cash flows provided by operations for the second quarters ended June 30, 2024 and 2023 of $43.1 million and $12.4 million, respectively, and non-GAAP free cash flow of $38.8 million and $4.7 million, respectively.

Summary of Financial Guidance

CSG is revising its financial guidance for the full year 2024, as follows:

	As of August 7, 2024	Previous
GAAP Measures:
Revenue	No change	$1,200 - $1,240 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	17.3% - 17.7%	17.0% - 17.4%
EPS	$4.05 - $4.35	$3.85 - $4.15
Adjusted EBITDA	$247 - $257 million	$245 - $255 million
Free Cash Flow	No change	$95 - $135 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 7, 2024 at 5:00 p.m. ET, to discuss CSG’s second quarter of 2024 earnings results. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

August 7, 2024

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Head Investor Relations, Treasury and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Davis Barker, Manager Investor Relations & Corporate Development

(303) 884-4506

E-mail: Davis.Barker@csgi.com

CSG Systems International, Inc.

August 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$110,435	$186,264
Settlement and merchant reserve assets	232,054	274,699
Trade accounts receivable:
Billed, net of allowance of $4,720 and $5,432	266,214	267,680
Unbilled	84,570	82,163
Income taxes receivable	10,028	1,345
Other current assets	55,740	50,075
Total current assets	759,041	862,226
Non-current assets:
Property and equipment, net of depreciation of $131,573 and $121,816	59,111	65,545
Operating lease right-of-use assets	28,656	34,283
Software, net of amortization of $164,369 and $157,601	21,408	14,224
Goodwill	317,129	308,596
Acquired customer contracts, net of amortization of $128,867 and $126,469	46,818	35,879
Customer contract costs, net of amortization of $44,140 and $42,094	57,128	54,421
Deferred income taxes	54,934	57,855
Other assets	9,063	10,017
Total non-current assets	594,247	580,820
Total assets	$1,353,288	$1,443,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,500
Operating lease liabilities	14,841	15,946
Customer deposits	35,993	41,035
Trade accounts payable	52,862	46,406
Accrued employee compensation	49,765	84,380
Settlement and merchant reserve liabilities	229,636	273,817
Deferred revenue	56,145	54,199
Income taxes payable	645	4,104
Other current liabilities	29,057	33,449
Total current liabilities	476,444	560,836
Non-current liabilities:
Long-term debt, net of unamortized discounts of $13,893 and $15,628	532,982	534,997
Operating lease liabilities	27,722	34,360
Deferred revenue	22,375	23,447
Income taxes payable	3,241	3,041
Deferred income taxes	122	123
Other non-current liabilities	17,073	12,916
Total non-current liabilities	603,515	608,884
Total liabilities	1,079,959	1,169,720
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 29,591 and 29,541 shares outstanding	717	713
Additional paid-in capital	499,995	490,947
Treasury stock, at cost; 40,802 and 40,398 shares	(1,155,542)	(1,136,055)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	-	1
Cumulative foreign currency translation adjustments	(55,629)	(50,414)
Accumulated earnings	983,788	968,134
Total stockholders' equity	273,329	273,326
Total liabilities and stockholders' equity	$1,353,288	$1,443,046

CSG Systems International, Inc.

August 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$290,318	$286,327	$585,453	$585,066

Cost of revenue (exclusive of depreciation, shown separately below)	152,892	151,142	310,779	306,163
Other operating expenses:
Research and development	38,411	36,645	74,506	72,109
Selling, general and administrative	61,159	62,686	122,881	121,833
Depreciation	5,337	5,573	10,973	11,293
Restructuring and reorganization charges	7,099	2,075	9,097	7,269
Total operating expenses	264,898	258,121	528,236	518,667
Operating income	25,420	28,206	57,217	66,399
Other income (expense):
Interest expense	(7,698)	(7,837)	(15,204)	(15,056)
Interest income	2,103	772	4,719	1,341
Other, net	174	(1,428)	732	(3,860)
Total other	(5,421)	(8,493)	(9,753)	(17,575)
Income before income taxes	19,999	19,713	47,464	48,824
Income tax provision	(6,170)	(5,759)	(14,168)	(13,942)
Net income	$13,829	$13,954	$33,296	$34,882

Weighted-average shares outstanding:
Basic	28,546	30,629	28,531	30,524
Diluted	28,600	30,726	28,698	30,668

Earnings per common share:
Basic	$0.48	$0.46	$1.17	$1.14
Diluted	0.48	0.45	1.16	1.14

CSG Systems International, Inc.

August 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$33,296	$34,882
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	11,409	11,506
Amortization	24,147	22,808
Asset impairment	-	1,689
Gain on lease modifications	-	(3,812)
Unrealized foreign currency transaction (gain) loss, net	(254)	241
Deferred income taxes	2,311	(4,673)
Stock-based compensation	16,371	14,056
Subtotal	87,280	76,697
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	892	(7,789)
Other current and non-current assets and liabilities	(11,154)	(16,083)
Income taxes payable/receivable	(11,937)	(7,235)
Trade accounts payable and accrued liabilities	(52,596)	(26,853)
Deferred revenue	1,269	9,046
Net cash provided by operating activities	13,754	27,783

Cash flows from investing activities:
Purchases of software, property, and equipment	(9,073)	(16,428)
Proceeds from sale/maturity of short-term investments	-	71
Business combinations, net of cash and settlement assets acquired of $46,432 and zero	17,293	-
Net cash provided by (used in) investing activities	8,220	(16,357)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,618	1,664
Payment of cash dividends	(18,088)	(17,712)
Repurchase of common stock	(27,943)	(9,418)
Deferred acquisition payments	(488)	(1,220)
Proceeds from long-term debt	15,000	30,000
Payments on long-term debt	(18,750)	(18,750)
Payments on financing obligations	(469)	-
Settlement and merchant reserve activity	(88,703)	(63,107)
Net cash used in financing activities	(137,823)	(78,543)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(2,438)	708

Net decrease in cash, cash equivalents, and restricted cash	(118,287)	(66,409)

Cash, cash equivalents, and restricted cash, beginning of period	463,876	389,018
Cash, cash equivalents, and restricted cash, end of period	$345,589	$322,609

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$13,566	$14,672
Income taxes	23,822	23,720

Non-cash investing and financing activities:
Software, property, and equipment included in current and noncurrent liabilities	9,017	-

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$110,435	$146,212
Settlement and merchant reserve assets	232,054	176,397
Restricted cash included in current and non-current assets	3,100	-
Total cash, cash equivalents, and restricted cash	$345,589	$322,609

CSG Systems International, Inc.

August 7, 2024

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2024		March 31, 2024		June 30, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$60,629	21%	$60,849	21%	$60,175	21%
Comcast	54,576	19%	52,804	18%	53,757	19%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Broadband/Cable/Satellite	53%	51%	54%
Telecommunications	16%	19%	18%
All other	31%	30%	28%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Americas	89%	86%	87%
Europe, Middle East and Africa	6%	9%	9%
Asia Pacific	5%	5%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

August 7, 2024

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

August 7, 2024

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 7, 2024

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods

CSG Systems International, Inc.

August 7, 2024

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP Operating Income
GAAP operating income	$25,420	$28,206	$57,217	$66,399
Restructuring and reorganization charges (1)	7,099	2,075	9,097	7,269
Executive transition costs	-	-	352	-
Acquisition-related expenses:
Amortization of acquired intangible assets	3,393	2,998	6,245	6,207
Transaction-related costs	1,036	2,004	1,036	2,162
Stock-based compensation (1)	9,193	7,667	17,062	14,424
Non-GAAP operating income	$46,141	$42,950	$91,009	$96,461

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$290,318	$286,327	$585,453	$585,066
Less: Transaction fees (2)	(24,207)	(21,176)	(49,269)	(43,149)
Revenue less transaction fees	$266,111	$265,151	$536,184	$541,917
Non-GAAP adjusted operating margin percentage	17.3%	16.2%	17.0%	17.8%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

August 7, 2024

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2024		June 30, 2023
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$13,829	$0.48	$13,954	$0.45
GAAP income tax provision (3)	6,170		5,759
GAAP income before income taxes	19,999		19,713
Restructuring and reorganization charges (1)	7,099		2,075
Acquisition-related costs:
Amortization of acquired intangible assets	3,393		2,998
Transaction-related costs	1,036		2,004
Stock-based compensation (1)	9,193		7,667
Non-GAAP income before income taxes	40,720		34,457
Non-GAAP income tax provision (3)	(11,605)		(9,820)
Non-GAAP net income	$29,115	$1.02	$24,637	$0.80

	Six Months Ended		Six Months Ended
	June 30, 2024		June 30, 2023
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$33,296	$1.16	$34,882	$1.14
GAAP income tax provision (3)	14,168		13,942
GAAP income before income taxes	47,464		48,824
Restructuring and reorganization charges (1)	9,097		7,269
Executive transition costs	352		-
Acquisition-related expenses:
Amortization of acquired intangible assets	6,245		6,207
Transaction-related costs	1,036		2,162
Stock-based compensation (1)	17,062		14,424
Non-GAAP income before income taxes	81,256		78,886
Non-GAAP income tax provision (3)	(23,158)		(22,483)
Non-GAAP net income	$58,098	$2.02	$56,403	$1.84

(3) For the second quarter and six months ended June 30, 2024 the GAAP effective income tax rates were approximately 31% and 30%, respectively, and the non-GAAP effective income tax rates were 28.5% for both periods. For the second quarter and six months ended June 30, 2023 the GAAP effective income tax rates were approximately 29% for both periods, and the non-GAAP effective income tax rates were 28.5% for both periods.

(4) The outstanding diluted shares for the second quarter and six months ended June 30, 2024 were 28.6 million and 28.7 million, respectively, and for the second quarter and six months ended June 30, 2023 were 30.7 million, for both periods.

CSG Systems International, Inc.

August 7, 2024

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP net income	$13,829	$13,954	$33,296	$34,882
GAAP income tax provision	6,170	5,759	14,168	13,942
Interest expense (5)	7,698	7,837	15,204	15,056
Interest and investment income and other, net	(2,277)	656	(5,451)	2,519
GAAP operating income	25,420	28,206	57,217	66,399
Restructuring and reorganization charges (1)	7,099	2,075	9,097	7,269
Executive transition costs	-	-	352	-
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,393	2,998	6,245	6,207
Transaction-related costs	1,036	2,004	1,036	2,162
Stock-based compensation (1)	9,193	7,667	17,062	14,424
Amortization of other intangible assets (6)	2,880	3,383	5,445	6,836
Amortization of customer contract costs (6)	5,694	4,771	10,722	9,393
Depreciation (1)	5,337	5,573	10,973	11,293
Non-GAAP adjusted EBITDA	$60,052	$56,677	$118,149	$123,983
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.6%	21.4%	22.0%	22.9%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Amortization of acquired intangible assets	$3,393	$2,998	$6,245	$6,207
Amortization of other intangible assets	2,880	3,383	5,445	6,836
Amortization of customer contract costs	5,694	4,771	10,722	9,393
Amortization of deferred financing costs	871	185	1,735	372
Total amortization	$12,838	$11,337	$24,147	$22,808

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash flows from operating activities	$43,105	$12,386	$13,754	$27,783
Purchases of software, property and equipment	(4,299)	(7,728)	(9,073)	(16,428)
Non-GAAP free cash flow	$38,806	$4,658	$4,681	$11,355

CSG Systems International, Inc.

August 7, 2024

Non-GAAP Financial Measures – 2024 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2024 full year financial guidance, is as follows (in thousands, except percentages):

	2024 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$131,600	$141,600
Restructuring and reorganization charges	9,100	9,100
Executive transition costs	400	400
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400	14,400
Transaction-related costs	1,000	1,000
Stock-based compensation	34,200	34,200
Non-GAAP operating income	$190,700	$200,700

Non-GAAP Operating Margin Percentage
Revenue	$1,200,000	$1,240,000
Less: Transaction fees	(98,000)	(103,000)
Revenue less transaction fees	$1,102,000	$1,137,000
Non-GAAP adjusted operating margin percentage	17.3%	17.7%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2024 full year financial guidance is as follows (in thousands, except per share amounts):

	2024 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$75,700	$2.59	$82,900	$2.88
GAAP income tax provision (7)	31,500		34,300
GAAP income before income taxes	107,200		117,200
Restructuring and reorganization charges	9,100		9,100
Executive transition costs	400		400
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400		14,400
Transaction-related costs	1,000		1,000
Stock-based compensation	34,200		34,200
Non-GAAP income before income taxes	166,300		176,300
Non-GAAP income tax provision (7)	(48,500)		(51,000)
Non-GAAP net income	$117,800	$4.05	$125,300	$4.35

(7) For 2024, the estimated effective income tax rates for GAAP and non-GAAP purposes are expected to be approximately 29%.

(8) The weighted-average diluted shares outstanding are expected to be approximately 29 million.

CSG Systems International, Inc.

August 7, 2024

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2024 full year financial guidance (in thousands, except percentages):

	2024 Guidance Range
	Low Range	High Range
GAAP net income	$75,700	$82,900
GAAP income tax provision (7)	31,500	34,300
Interest expense	31,100	31,100
Interest and investment income	(6,700)	(6,700)
GAAP operating income	131,600	141,600
Restructuring and reorganization charges	9,100	9,100
Executive transition costs	400	400
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400	14,400
Transaction-related costs	1,000	1,000
Stock-based compensation	34,200	34,200
Amortization of other intangible assets	10,000	10,000
Amortization of client contract costs	22,500	22,500
Depreciation	23,800	23,800
Non-GAAP adjusted EBITDA	$247,000	$257,000
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.4%	22.6%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for CSG’s 2024 full year financial guidance (in thousands):

	2024 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$120,000	$170,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$95,000	$135,000